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                                                                    Exhibit 99.1



                       Report of Independent Accountants



To the Board of Trustees and Shareholders:


We have reviewed the accompanying condensed consolidated balance sheet of NSTAR and its subsidiaries as of June 30, 2000 and the related consolidated statement of income, of comprehensive income and of retained earnings for each of the three-month and six-month periods ended June 30, 2000 and June 30, 1999 and the consolidated statement of cash flows for the six-month periods ended June 30, 2000 and June 30, 1999. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analyti8cal procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated interim financial statements for them to be in conformity with generally accepted accounting principles.

We previously audited in accordance with generally accepted auditing standards, the consolidated balance sheet as of December 31, 1999, and the related consolidated statements of income, of comprehensive income, of retained earnings and of cash flows for the year then ended (not presented herein), and in our report dated January 26, 2000 we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of June 30, 2000, is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.


PricewaterhouseCoopers LLP
Boston, Massachusetts
August 11, 2000